Exhibit 99.1

TELES USA Singled Out for Innovation and Quality at Leading IP Communications
Event in January

New World Brands (OTCBB:NWBD:OB)(02/12/08) — New World Brands Inc. announced today that its TELES USA business unit has been named winner of a “Best of Show” Award at Technology Marketing Corporation (TMC®)’s INTERNET TELEPHONY Conference and EXPO East 2008. TMC reports that the conference was attended by over 7,100 people at the Miami Beach Convention Center in Miami from January 23-25, 2008.

The key to the presentation of the TELES iGate and vGate product lines is demonstrating their broad range of unique features and functions. According to Jason Johnson, EVP of Sales & Services, TELES USA, “We worked very hard to set up a demo for the TELES line that showcased the advanced capabilities of the vGate SIM server. Our engineers did a great job of making its benefits clear to attendees.”

“New World Brands and their innovative product (TELES), are a standout indication of why so many enterprise buyers, developers, resellers and service providers flock to INTERNET TELEPHONY® Conference & EXPO,” said TMC President and Conference Chairman, Rich Tehrani. “Their innovation and commitment to quality attracted many serious prospects to their booth. Attendees knew they'd find solutions in the TELES USA booth that would help them in their businesses today.”

The Best of Show awards are presented to companies unveiling the most impressive new products or new releases at the show. Each winner displayed and demonstrated their product on the INTERNET TELEPHONY Expo show floor.

“This award further demonstrates the powerful synergies between TELES AG and New World Brands’ TELES USA division,” commented New World Brands CEO, David Kamrat. “The combination of German R&D excellence and our strengths in sales and marketing is a real winner for NWB customers and shareholders.”

New World Brands Family of Companies includes two main subdivisions, NWB Networks and NWB Telecom.  The NWB Networks division manages the combined offerings of TELES USA, IP Gear and Qualmax, while the NWB Telecom division trades in wholesale telecom traffic.

About New World Brands

New World Brands is a global solutions provider synthesizing the wide-ranging proficiency of a VAR and the expertise of a service provider together with the cutting-edge mentality of an innovative research and development team.  Our multi-divisional approach is designed to help businesses deploy the most effective technologies available in the evolving IP marketplace.  For more information, please visit our website at www.nwbtechnologies.com.

Safe Harbor

We caution readers that this Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise, are based on the Company’s current expectations or beliefs rather than historical facts concerning future events, and they are indicated by words or phrases such as (but not limited to) “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “think,” “intend,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. Forward-looking statements in this release also include statements about business and economic trends. Many factors may cause our actual results to differ materially from those described in forward-looking statements, including without limitation those described under “Certain Risk Factors” in our Annual Report on Form 10-KSB, as filed with the SEC on April 17, 2007, and specifically including the risk that management’s assumptions and analysis of the potential market for existing and new products, and our competitive position in that market, prove untrue, and the risk that management will not be able to successfully address changing market conditions.

New World Brands, Inc. also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

MEDIA CONTACT
NEW WORLD BRANDS:
Tracy M. Habecker
866-782-5628 X 1012
thabecker@nwbnetworks.com